SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Investment Managers Series Trust

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INVESTMENT MANAGERS SERIES TRUST

361 Domestic Long/Short Equity Fund

361 Global Long/Short Equity Fund

235 West Galena Street
Milwaukee, Wisconsin 53212

INFORMATION STATEMENT

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

This Information Statement is available online at www.361funds.com.

The primary purpose of this Information Statement is to provide you with information about new investment sub-advisory agreements (each, a “New Sub-Advisory Agreement” and together, the “New Sub-Advisory Agreements”) between Hamilton Lane Advisors, L.L.C. (the “Advisor”) and Allspring Global Investments, LLC (formerly, Wells Capital Management Inc.) (“Allspring” or the “Sub-Advisor”) with respect to the 361 Domestic Long/Short Equity Fund and 361 Global Long/Short Equity Fund (each, a “Fund”, together, the “Funds”), each a series of Investment Managers Series Trust (the “Trust”). The New Sub-Advisory Agreements took effect on November 1, 2021, in connection with the acquisition of Wells Fargo Asset Management, the trade name used by the asset management business of Wells Fargo & Company that previously included the Sub-Advisor, by GTCR LLC and Reverence Capital Partners, L.P., which constituted a change of control of the Sub-Advisor (the “Transaction”). As a result of the Transaction, the Sub-Advisor became a wholly owned subsidiary of GTCR LLC and Reverence Capital Partners, L.P. The Transaction also resulted in an assignment and termination of the previous investment sub-advisory agreement between the Advisor and Sub-Advisor. The Sub-Advisor, which was reorganized as a Delaware limited liability company and changed its name following the Transaction, continues to serve as sub-advisor to the Funds and the individuals responsible for managing each Fund on a day-to-day basis have not changed as a result of the change of control.

In anticipation of the Transaction and related events, the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), at a meeting held on June 15-16, 2021, considered and approved the New Sub-Advisory Agreement.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisors or investment sub-advisors to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and the Advisor (the “SEC Order”) that permits the Advisor and the Board to employ unaffiliated sub-advisors and modify sub-advisory agreements with unaffiliated sub-advisors without prior approval of the Funds’ shareholders. The SEC Order also permits the Funds to disclose, in lieu of the fees paid to each unaffiliated sub-advisor, the aggregate fees paid to the unaffiliated sub-advisors. One of the conditions of the SEC Order is that within 90 days after entering into a new or amended investment sub-advisory agreement with a new sub-advisor without shareholder approval, the Funds must provide an Information Statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreements. This Information Statement is being provided to you to satisfy this condition of the SEC Order. By sending you this notice, the Funds are notifying you that the Information Statement is available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Funds’ website at www.361funds.com. The Information Statement will be available on the website until at least April 30, 2022. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Funds in writing at P.O. Box 2175, Milwaukee, Wisconsin 53201, or by calling 1-888-736-1227. The Funds’ most recent annual report and semi-annual report are available upon request, without charge, by contacting the Funds at the above address or phone number, or by visiting www.361funds.com.

Only one copy of this notice will be delivered to shareholders of the Funds who reside at the same address, unless a Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Funds at P.O. Box 2175, Milwaukee, Wisconsin 53201, or call 1-888-736-1227. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Funds as indicated above. On behalf of the Board of Trustees, I thank you for your continued investment in the 361 Domestic Long/Short Equity Fund and 361 Global Long/Short Equity Fund.

Sincerely,

Maureen Quill

Maureen Quill
President

INVESTMENT MANAGERS SERIES TRUST

INFORMATION STATEMENT TO SHAREHOLDERS OF THE 361 DOMESTIC LONG/SHORT EQUITY FUND AND 361 GLOBAL LONG/SHORT EQUITY FUND

This document is an Information Statement and is being furnished to shareholders of the 361 Domestic Long/Short Equity Fund and 361 Global Long/Short Equity Fund (each, a “Fund”, together, the “Funds”), each a series of Investment Managers Series Trust (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC Order”) to the Trust and Hamilton Lane Advisors, L.L.C. (the “Advisor”), the Funds’ investment advisor. The SEC Order permits the Advisor and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisors and modify sub-advisory agreements with unaffiliated sub-advisors without prior approval of a Fund’s shareholders. Although approval by a Fund’s shareholders is not required, the SEC Order requires that an Information Statement be made available to the Fund’s shareholders in connection with the appointment of a new unaffiliated sub-advisor. The SEC Order also permits a Fund to disclose, in lieu of the fees paid to each unaffiliated sub-advisor, the aggregate fees paid to all unaffiliated sub-advisors.

This Information Statement provides information about the new investment sub-advisory agreements (each, a “New Sub-Advisory Agreement” and together, the “New Sub-Advisory Agreements”) between the Advisor and Allspring Global Investments, LLC (formerly, Wells Capital Management, Inc.) (“Allspring” or the “Sub-Advisor”), with respect to the Funds. The New Sub-Advisory Agreements took effect on November 1, 2021, in connection with the acquisition of Wells Fargo Asset Management, the trade name used by the asset management business of Wells Fargo & Company that previously included the Sub-Advisor, by GTCR LLC and Reverence Capital Partners, L.P. (the “Transaction”). As a result of the Transaction, the Sub-Advisor became a wholly owned subsidiary of GTCR LLC and Reverence Capital Partners, L.P. The Transaction resulted in a change of control of the Sub-Advisor which terminated the then existing investment sub-advisory agreements between the Advisor and Sub-Advisor.

This Information Statement will be made available on the Funds’ website, www.361funds.com, on or about January 27, 2022. The Funds will bear the expenses incurred in connection with preparing this Information Statement, which are expected to be approximately $7,000. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Funds in writing at P.O. Box 2175, Milwaukee, WI 53201, or by calling 1-888-736-1227.

As of January 3, 2022, the following number of shares of each Class of each Fund were issued and outstanding:

361 Domestic Long/Short Equity Fund
Class	Number of Issued and Outstanding Shares
Investor Class	252,734.784
Class I	396,049.568
Total	648,784.352
361 Global Long/Short Equity Fund
Class	Number of Issued and Outstanding Shares
Investor Class	821,106.473
Class I	13,235,033.886
Class Y	40,218,378.714
Total	54,274,519.073
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Information regarding shareholders who owned beneficially 5% or more of a class of shares of a Fund as of January 3, 2022 is set forth in Appendix A. To the knowledge of the Advisor, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of each Fund and of the Trust as of January 3, 2022.

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Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at www.361funds.com.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

The 361 Domestic Long/Short Equity Fund commenced operations on March 31, 2016. The 361 Global Long/Short Equity Fund commenced operations after the reorganization of the Analytic Global Long/Short Equity Fund, L.P., a limited partnership, on December 12, 2014. The Advisor, located at Seven Tower Bridge, 110 Washington Street, Suite 1300, Conshohocken, Pennsylvania 19428, has served as the Funds’ investment advisor since April 1, 2021 following the acquisition of the assets of 361 Capital LLC, the Funds’ former investment advisor. Subject to the general supervision of the Board, the Advisor is responsible for managing each Fund in accordance with the Fund’s investment objective and policies described in the Funds’ current Prospectus. As the Funds’ investment advisor, the Advisor has the ability to delegate day-to-day portfolio management responsibilities to one or more sub-advisors, and in that connection is responsible for making recommendations to the Board with respect to hiring, termination and replacement of any sub-advisor of each Fund.

The Advisor seeks to achieve each Fund’s investment objective by delegating the management of the Fund assets to the Sub-Advisor. The Sub-Advisor has complete discretion to invest a Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views. While the Sub-Advisor is subject to the oversight of the Advisor, the Advisor does not attempt to manage the day-to-day investments of the Sub-Advisor.

Prior to November 1, 2021, Allspring (formerly, Wells Capital Management, Inc.) served as sub-advisor to 361 Domestic Long/Short Equity Fund pursuant to an investment sub-advisory agreement dated April 1, 2021, by and between the Advisor and Sub-Advisor (the “Previous Domestic Sub-Advisory Agreement”) and served as sub-advisor to the 361 Global Long/Short Equity Fund pursuant to an investment sub-advisory agreement dated April 1, 2021, by and between the Advisor and Sub-Advisor (the “Previous Global Sub-Advisory Agreement” and together with the Previous Domestic Sub-Advisory Agreement, the “Previous Sub-Advisory Agreements”). In anticipation of the Transaction, the Board, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), at a meeting held on June 15-16, 2021, unanimously approved the New Sub-Advisory Agreement with respect to each Fund which took effect as of November 1, 2021, upon the closing of the Transaction. As a result of the Transaction, the Previous Sub-Advisory Agreements terminated as of November 1, 2021. As discussed below, the New Sub-Advisory Agreements are the same in all material respects as the Previous Sub-Advisory Agreements, except for the effective date and term. As with the Previous Sub-Advisory Agreements, the Advisor, and not the Funds, pays the sub-advisory fees under the New Sub-Advisory Agreements.

II.       The Previous and New Sub-Advisory Agreements

The Previous Sub-Advisory Agreements

Each Previous Sub-Advisory Agreement provided that it would remain in effect, unless sooner terminated, for a period of two years from the effective date and would continue in effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, or a majority of the outstanding voting securities of the applicable Fund specifically approved its continuance at least annually. Each Previous Sub-Advisory Agreement could be terminated at any time, without the payment of any penalty, (i) by the Board, (ii) by the vote of a majority of the outstanding voting securities of the applicable Fund, (iii) by the Advisor on 60 days’ written notice to the Sub-Advisor, or (iv) by the Sub-Advisor upon 60 days’ written notice to the Trust and the Advisor. Each Previous Sub-Advisory Agreement also included a provision that caused it to terminate automatically and immediately in the event of its assignment (as defined in the 1940 Act) or upon the termination of the investment advisory agreement between the Trust, on behalf of the applicable Fund, and the Advisor.

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Each Previous Sub-Advisory Agreement generally provided that the Sub-Advisor would not be liable for any losses suffered by the applicable Fund resulting from any error of judgment or mistake of law made in connection with selecting investments for the applicable Fund, except for losses resulting from willful misfeasance, bad faith, or negligence in the performance of the Sub-Advisor’s duties or reckless disregard of obligations and duties of the Sub-Advisor.

Sub-Advisory Fee

Under the Previous Sub-Advisory Agreements, the Sub-Advisor received an annual sub-advisory fee, calculated daily and payable monthly, based on the following fee schedule:

Fund	Fee
361 Domestic Long/Short Equity Fund	0.55% of the Fund’s daily net assets on the first $1 billion; 0.715% of the Fund’s daily net assets over $1 billion
361 Global Long/Short Equity Fund	0.625% of the Fund’s daily net assets on the first $1 billion; 0.8125% of the Fund’s daily net assets over $1 billion

The sub-advisory fees paid by the Advisor to the Sub-Advisor during each Fund’s most recent fiscal year ended October 31, 2021, were as follows:

Fund	Sub-Advisory Fees	% of Fund’s Average Daily Net Assets
361 Domestic Long/Short Equity Fund	$72,864	0.55%
361 Global Long/Short Equity Fund	$4,319,294	0.625%

The Previous Sub-Advisory Agreements were last approved by the Board, including by a separate vote of the Independent Trustees, at a special meeting held on January 22, 2021. The Previous Sub-Advisory Agreements were last approved by shareholders of the 361 Domestic Long/Short Equity Fund and the 361 Global Long/Short Equity Fund at a shareholder meeting held on March 17, 2021. In addition, at the shareholder meeting held on March 17, 2021, shareholders of each Fund voted to approve the use of a “manager of managers” arrangement to allow the Advisor and the Board of Trustees of the Trust to replace the respective Fund’s sub-advisors in the future without a shareholder meeting.

The New Sub-Advisory Agreements

The terms of the New Sub-Advisory Agreements are the same in all material respects as those of the Previous Sub-Advisory Agreements, except for the effective date and term. Under the terms of the New Sub-Advisory Agreements, the Sub-Advisor will, subject to the supervision of the Advisor and the Board and in accordance with the investment objective and policies of each Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets of each Fund’s assets.

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Each New Sub-Advisory Agreement generally provides that the Sub-Advisor will not be liable for any losses suffered by the applicable Fund resulting from any error of judgment or mistake of law made in connection with selecting investments for the applicable Fund, except for losses resulting from willful misfeasance, bad faith, or negligence in the performance of the Sub-Advisor’s duties or reckless disregard of obligations and duties of the Sub-Advisor.

Each New Sub-Advisory Agreement provides that it will remain in effect for an initial two-year term after November 1, 2021, the effective date of the agreement, unless sooner terminated as provided in the agreement. Each New Sub-Advisory Agreement will continue in force from year to year thereafter so long as it is specifically approved at least annually by the Board in the manner required by the 1940 Act.

Each New Sub-Advisory Agreement terminates automatically in the event of its assignment (as defined in the 1940 Act) or upon termination of the Advisory Agreement. The New Sub-Advisory Agreements may be terminated at any time, without the payment of any penalty, (i) by the Board, (ii) by the vote of a majority of the outstanding voting securities of the applicable Fund, (iii) by the Advisor on 60 days’ written notice to the Sub-Advisor, or (ii) by the Sub-Advisor on 60 days’ written notice to the Trust and the Advisor.

Sub-Advisory Fee

Under the New Sub-Advisory Agreements, the Advisor pays a sub-advisory fee to the Sub-Advisor that is identical to the fee the Advisor paid to the Sub-Advisor under the Previous Sub-Advisory Agreement.

Under the New Sub-Advisory Agreements, the Sub-Advisor receives an annual sub-advisory fee, calculated daily and payable monthly, based on the following fee schedule:

Fund	Fee
361 Domestic Long/Short Equity Fund	0.55% of the Fund’s daily net assets on the first $1 billion; and 0.715% of the Fund’s daily net assets over $1 billion
361 Global Long/Short Equity Fund	0.625% of the Fund’s daily net assets on the first $1 billion; and 0.8125% of the Fund’s daily net assets over $1 billion

All sub-advisory fees are paid by the Advisor and not the Funds. Because the Advisor pays the Sub-Advisor, there is no “duplication” of advisory fees paid.

The New Sub-Advisory Agreement between the Advisor and the Sub-Advisor with respect to each Fund is attached as Appendix B to this Information Statement. A copy of the New Sub-Advisory Agreement is on file with the SEC and available: (1) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC’s internet website (www.sec.gov).

No Trustees or officers of the Trust are officers, employees, directors, managers or members of the Sub-Advisor. In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest in the Sub-Advisor, any of the Sub-Advisor’s parents or subsidiaries, or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which the Sub-Advisor, any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

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III.       Board Considerations

At its June 15-16, 2021, meeting, in connection with its review of the New Sub-Advisory Agreements, the Trustees discussed, among other things, the nature, extent and quality of the services to be provided by the Sub-Advisor with respect to each Fund; the proposed sub-advisory fees to be paid to the Sub-Advisor; and the potential benefits to the Sub-Advisor expected to result from its relationship with each Fund. In advance of the meeting, the Board received information about the Sub-Advisor’s investment strategies and the New Sub-Advisory Agreements, certain portions of which are discussed below. The materials, among other things, included information with respect to the Sub-Advisor: (i) the Sub-Advisor’s organization and financial condition; (ii) information regarding the background, experience and compensation structure of relevant personnel who would be providing services to each Fund; (iii) information about fees charged by the Sub-Advisor to comparable other products; (iv) information about the performance of comparable other products managed by the Sub-Advisor; and (v) information about the Sub-Advisor’s compliance policies and procedures, disaster recovery and contingency planning, and policies with respect to portfolio execution and trading.

In considering the approval of the New Sub-Advisory Agreements, the Board and Independent Trustees considered a variety of factors, including those discussed below. The Board and Independent Trustees did not identify any particular factor that was controlling, and each Trustee may have attributed different weights to the various factors.

The Board considered that under the New Sub-Advisory Agreement, Allspring would be entitled to the same sub-advisory fees as Wells Capital did under the Previous Sub-Advisory Agreement with respect to each Fund. The Board noted that as the sub-advisor to the Funds, Allspring is responsible for the day-to-day management of each Fund’s assets utilizing a long and short positions in equity securities strategy. The Meeting Materials indicated that the 361 Domestic Long/Short Equity Fund underperformed the Russell 1000 Index for the one-, three-, and five-year and since inception periods ended April 30, 2021. The Meeting Materials indicated that the 361 Global Long/Short Equity Fund underperformed the MSCI World Index for the one-, three-, and five-year and since inception periods ended April 30, 2021. The Trustees noted, however, the Sub-Advisor’s belief that the Funds’ underperformance across all periods was largely due to the Funds’ consistent defensive positioning of 100% long and 30% short, which is expected to hinder performance when the equity markets perform well. The Trustees also noted the Sub-Advisor’s assertion that because of the Funds’ defensive positioning, the Funds’ volatility of returns, as measured by its standard deviation, was lower than that of the Russell 1000 Index, with respect to the 361 Domestic Long/Short Equity Fund, and the MSCI World Index, with respect to the 361 Global Long/Short Equity Fund, over the five-year period. The Trustees noted that the Advisor was recommending approval of the New Sub-Advisory Agreements with Allspring.

The Board reviewed information regarding the sub-advisory fee proposed to be charged by Allspring with respect to each Fund, and noted that Allspring serves as advisor or sub-advisor to other registered investment companies, private funds, and separately managed accounts with similar objectives and policies as the 361 Global Long/Short Equity Fund. The Trustees also noted that the sub-advisory fee charged by Allspring to the 361 Global Long/Short Equity Fund is within the range of fees Allspring charges to manage the registered investment companies, private funds and separate accounts with similar strategies as the Fund. The Board noted that Allspring does not provide investment advisory services to any other registered funds which have investment objectives and investment strategies similar to the 361 Domestic Long/Short Equity Fund, and therefore it did not have a good basis for comparing the Fund’s sub-advisory fee with those of other similar client accounts of Allspring. The Trustees also observed that the Advisor pays Allspring’s sub-advisory fee out of the Advisor’s advisory fee, and considered the relative levels and types of services provided by Allspring and the Advisor.

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After further discussion, the Independent Trustees and the Board concluded that Allspring would have the capabilities, resources and personnel necessary to manage each Fund, and that in light of the services to be provided by Allspring to each Fund, the compensation to be paid to it under the New Sub-Advisory Agreements is fair and reasonable, and that approval of the New Sub-Advisory Agreements is in the best interest of each Fund and its shareholders. The Board approved the New Sub-Advisory Agreements with Allspring for an initial two-year term.

IV.       Information Regarding Allspring

Allspring, a Delaware limited liability company, is an SEC-registered investment advisor that provides investment management services to mutual funds, private funds, collective investment trusts, pooled vehicles and other institutional clients, including endowments, foundations, pension plans, healthcare organizations, educational organizations, public agencies, multi-employer plans, sovereign organizations, insurance companies, Taft-Hartley plans, other investment advisers and high net worth individuals. Allspring is located at 525 Market Street, San Francisco, California 94105, and is controlled by GTCR LLC and Reverence Capital Partners, L.P. As of November 30, 2021, Allspring had approximately $575.4 billion in assets under management.

The names and principal occupations of each principal executive officer and director of Allspring, located at 525 Market Street, San Francisco, California 94105, are listed below:

Name	Principal Occupation/Title
Jon Baranko	President, Chief Investment Officer – Global Fundamental Investments
Sallie C. Squire	Chief Operating Officer
Molly Festa McMillin	Chief Financial Officer
Karin Lynn Brotman	Chief Compliance Officer

None of Allspring’s principal officers and directors has any position with the Funds.

As the Sub-Advisor to the 361 Domestic Long/Short Equity Fund, Allspring employs a strategy of taking long and short positions in equity securities publicly traded in the United States. With respect to the 361 Global Long/Short Equity Fund, Allspring employs a strategy of taking long and short positions in equity securities publicly traded in the United States and in foreign developed markets. Each Fund buys securities “long” that the Sub-Advisor believes will outperform the equity market, and sells securities “short” that the Sub-Advisor believes will underperform the equity market. Each Fund may also invest from time to time in futures, swaps and options contracts on securities, and securities indices.

Each Fund is managed by an investment team consisting of members of Analytic Investors portfolio management team. Analytic Investors is controlled by Allspring. Harindra de Silva, Dennis Bein and Ryan Brown are jointly and primarily responsible for the day to day management the of the 361 Domestic Long/Short Equity Fund. Harindra de Silva, Dennis Bein and David Krider are jointly and primarily responsible for the day to day management the of the 361 Global Long/Short Equity Fund.

Harindra de Silva, Ph.D., CFA, President and Portfolio Manager, joined Analytic Investors in 1995. As a portfolio manager, Mr. de Silva focuses on the ongoing research effort for equity and global asset allocation strategies. Mr. de Silva has authored several articles and studies on finance-related topics including stock market anomalies, market volatility and asset valuation. Mr. de Silva received a Ph.D. in Finance from the University of California, Irvine. He holds a B.S. in Mechanical Engineering from the University of Manchester, Institute of Science and Technology, an MBA in Finance and a MS in Economic Forecasting from the University of Rochester. He is a member of the Association for Investment Management and Research, the American Finance Association, and the International Association of Financial Analysts.

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Dennis Bein, CFA, Chief Investment Officer and Portfolio Manager, joined Analytic Investors in 1995. Mr. Bein oversees the implementation of the Analytic Investors team’s investment strategies. Mr. Bein is a major contributor to the firm’s ongoing research efforts as well as new product development and strategy applications. As a portfolio manager, Mr. Bein focuses on day-to-day portfolio management and research related to equity-based investment strategies. Mr. Bein has received an MBA from the Anderson Graduate School of Management at the University of California, Riverside. He completed his undergraduate studies in Business Administration at the University of California, Riverside. Mr. Bein is also a Chartered Financial Analyst and is a member of the Institute of Chartered Financial Analysts (ICFA) and the Los Angeles Society of Financial Analysts (LASFA).

Ryan Brown, CFA, Portfolio Manager, joined Analytic Investors in 2007. Mr. Brown is responsible for the day-to-day portfolio management and trading for U.S. equity-based investment strategies. Prior to joining the Sub-Advisor in 2007, Mr. Brown worked at Beekman Capital Management, where he was responsible for selecting stocks within the financial services sector. Mr. Brown received a B.S. in Economics at Brigham Young University and an M.S. in Finance at the University of Utah.

David Krider, CFA, Portfolio Manager, joined Analytic Investors in 2005. Mr. Krider is responsible for the ongoing research and development of global equity-based investment strategies as well as the day-to-day trading of global portfolios. Prior to joining the firm, Mr. Krider was the founder and Chief Technology Officer of Visualize, Inc., a firm that specializes in financial visualization and analytic software. Mr. Krider was a Research Associate at First Quadrant before leaving to start his own firm. Mr. Krider has a B.S. in Economics and Computer Science from the California Institute of Technology.

The following information was provided by Allspring regarding the other registered funds, private funds and separately managed accounts for which it serves as the advisor or sub-advisor and which have investment objectives and investment strategies similar to those of the 361 Domestic Long/Short Equity Fund and 361 Global Long/Short Equity Fund.

Fund	Fee rate	Total fund assets/ net assets sub-advised by Allspring as of November 30, 2021	Has compensation been waived, reduced or otherwise agreed to be reduced under any applicable contract?
Sub-Advised ’40 Act Multi-Manager Mutual Fund #1	First $20 million: 75 bps Next $50 million: 70 bps Over $70 million: 62.5 bps	$86.5 million	No.
Sub-Advised ’40 Act Multi-Manager Mutual Fund #2	First $150 million: 35 bps Next $200 million: 30 bps Over $350 million: 25 bps	$75.4 million	Yes. Pricing reflects seed investor in Global Long Short strategy.
Offshore Luxembourg Commingled Fund	First $250 million: 50 bps Next $250 million: 40 bps Over $500 million: 30 bps	$155.9 million	No.
Onshore 3c Commingled Fund	Flat fee at 1.00% for all accounts plus 20% of 12 month incremental return.	$100.4 million	No.

V.       Changes in the Funds’ Investment Styles and Changes in the Funds’ Risks

There have been no changes in the Funds’ portfolio managers, investment objective, or principal strategies and risks in connection with the Transaction or the New Sub-Advisory Agreements.

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VI.       Brokerage Commissions

For the fiscal year ended October 31, 2021, the Funds did not pay brokerage commissions to any affiliated broker.

VII.       General Information

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. The Trust’s co-administrators are Mutual Fund Administration, LLC, which is located at 2220 E. Route 66, Suite 226, Glendora, California 91740, and UMB Fund Services, Inc., which is located at 235 West Galena Street, Milwaukee, Wisconsin 53212. UMB also serves as the Trust’s transfer agent. The Trust’s distributor is IMST Distributors, LLC, which is located at Three Canal Plaza, Suite 100 Portland, Maine 04101. The Fund’s custodian is UMB Bank, n.a., 928 Grand Boulevard, 5th Floor, Kansas City, Missouri 64106. Counsel to the Trust and the Independent Trustees is Morgan, Lewis & Bockius LLP, 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626.

The Funds will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of each Fund upon request. Requests for such reports should be directed to 361 Funds, P.O. Box 2175, Milwaukee, WI 53201 or by calling 1-888-736-1227, or by accessing the Funds’ website at www.361funds.com.

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APPENDIX A

Shareholders Owning Beneficially or of Record More than 5% of any Class of the 361 Domestic Long/Short Equity Fund and 361 Global Long/Short Equity Fund:

Shareholders	Percentage of Total Outstanding Shares as of January 3, 2022
361 Domestic Long/Short Equity Fund
Investor Class
Pershing LLC Jersey City, NJ 07399	39.92%
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers San Francisco, CA 94105	21.75%

Class I
Pershing LLC Jersey City, NJ 07399	51.98%
LPL Financial Omnibus Customer Account San Diego, CA 92121	9.54%
TD Ameritrade For the benefit of our clients Omaha, NE 68103	6.70%
National Financial Services LLC Jersey City, NJ 07310	5.36%

361 Global Long/Short Equity Fund
Investor Class
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers San Francisco, CA 94105	63.66%
TD Ameritrade For the benefit of our clients Omaha, NE 68103	14.56%

Class I
UBS Financial Services Weehawken, NJ 07086	15.25%
Wells Fargo Clearing Services LLC Special Custody Account Saint Louis, MO 63103	13.18%
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers San Francisco, CA 94105	11.29%
LPL Financial Omnibus Customer Account San Diego, CA 92121	9.80%
RBC Capital Markets LLC Mutual Fund Omnibus Processing Minneapolis, MN 55402	5.56%
TD Ameritrade For the benefit of our clients Omaha, NE 68103	5.50%

Class Y
Pershing LLC Jersey City, NJ 07399	62.80%
SEI Private Trust Company Oaks, PA 19456	13.31%

As of January 3, 2022, none of the Trustees and officers of the Trust owned any shares of the Funds.

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APPENDIX B

SUB-ADVISORY AGREEMENT BETWEEN

HAMILTON LANE ADVISORS, L.L.C.

AND ALLSPRING GLOBAL INVESTMENTS, LLC

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of November 1, 2021, is entered into by and between Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company with its principal office and place of business at One Presidential Boulevard, 4th Floor, Bala Cynwyd, Pennsylvania 19004 (the “Advisor”) and Allspring Global Investments, LLC, a registered investment adviser located at 333 S. Grand Ave, Suite 2000, Los Angeles, CA 90071 (the “Sub-advisor”).

WHEREAS, the Advisor has entered into an Investment Advisory Agreement dated April 1, 2021 (the “Advisory Agreement”) with Investment Managers Series Trust, a Delaware statutory trust, with its principal office and place of business at 235 W. Galena Street, Milwaukee, WI 53212 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment advisor for the series of the Trust listed on Appendix A hereto (each a “Fund”);

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement to other registered investment advisors subject to the requirements of the 1940 Act;

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, the Advisor desires to retain the Sub-advisor to furnish investment advisory services for the Fund and the Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Advisor and the Sub-advisor hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a) The Advisor hereby appoints and employs the Sub-advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets of all or a portion of the Fund allocated by the Advisor to the Sub-advisor from time to time (such assets, the “Portfolio”) and, without limiting the generality of the foregoing, to provide other services as specified herein. The Sub-advisor accepts this employment and agrees to render its services for the compensation set forth herein.

(b) In connection therewith, the Advisor has delivered to the Sub-advisor copies of (i) the Trust’s Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing. The Advisor shall deliver to the Sub-advisor: (x) a copy of the resolution of the Board appointing the Sub-advisor as a sub-advisor to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

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(c) The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s registration statement. The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of and supplements to the foregoing at least annually.

SECTION 2. DUTIES OF THE ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Sub-advisor and assist the Sub- advisor as may be required, (ii) shall ensure that the Sub-advisor has reasonable access to all records and documents relevant to the Sub-advisor’s services to the Portfolio maintained by the Trust, the Advisor or any service provider to the Trust, and (iii) shall deliver to the Sub-advisor copies of all material relevant to the Sub-advisor or the Portfolio that the Advisor provides to the Board in accordance with the Advisory Agreement.

SECTION 3. DUTIES OF THE SUB-ADVISOR

(a) The Sub-advisor will make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolio, and will vote all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Sub-Advisor’s written proxy voting policies and procedures, in each case to the extent such authority is delegated by the Advisor. To carry out such decisions, the Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities and other investments for the Portfolio, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, such as proxy voting with respect to the securities of the Portfolio.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub- advisor may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services to the Sub-advisor. The Sub-advisor may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates. Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

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(b) The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub- advisor, and on its own initiative, will furnish the Board from time to time with such information as the Sub-advisor may believe appropriate for this purpose, whether concerning the individual companies the securities of which are included in the Portfolio’s holdings, the industries in which such companies engage, the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments, or otherwise. The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Portfolio as the Sub-advisor may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-advisor will bear in mind the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c) The Sub-advisor will from time to time employ or associate with such persons as the Sub- advisor believes to be particularly fitted to assist in the execution of the Sub-advisor's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-advisor. No obligation may be incurred on the Trust’s or Advisor’s behalf in any such respect.

(d) The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor. On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures. The Sub-advisor will notify the Advisor and the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor, as promptly as possible, and in any event prior to such change.

(e) The Sub-advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-advisor shall be the property of the Trust. The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor's normal business hours. Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor and the Trust, or their respective representatives.

(f) The Sub-advisor will cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information available to the accounting firm for the performance of the accounting firm’s duties.

(g) The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Portfolio’s assets under the Sub- advisor’s control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Portfolio assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

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(h) The Sub-advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

(i) For the purpose of complying with Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable rule or regulation, the Sub-advisor will not, with respect to transactions in securities or other assets for the Portfolio, consult with any other sub-advisor to the Fund or any other series of the Trust.

SECTION 4. COMPENSATION; EXPENSES

(a) In consideration of the foregoing, the Advisor shall pay the Sub-advisor, with respect to the Fund, a fee as specified in Appendix B hereto. Such fees shall be accrued by the Advisor daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Advisor shall pay to the Sub- advisor such compensation as shall be payable prior to the effective date of termination.

(b) During the term of this Agreement, the Sub-advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio. The Sub-advisor shall, at its sole expense, employ or associate itself with such persons as it reasonably believe to be particularly fitted to assist it in the execution of its duties under the Agreement. Except as set forth in Appendix B, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

(c) No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

SECTION 5. STANDARD OF CARE

(a) The Advisor shall expect of the Sub-advisor, and the Sub-advisor will give the Advisor and the Trust the benefit of, the Sub-advisor's best judgment and efforts in rendering its services hereunder. The Sub-advisor shall not be liable to the Advisor or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-advisor against any liability to the Advisor or the Trust to which the Sub-advisor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Sub-advisor's duties hereunder, or by reason of the Sub-advisor's reckless disregard of its obligations and duties hereunder.

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(b) The Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust;

(ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c) The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-advisor’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d) The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Sub-advisor under this Agreement and as to the rights and privileges to which the Advisor is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to the Fund as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, this Agreement shall continue in effect with respect to the Fund until the second anniversary hereof. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months with respect to the Fund, provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(b) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, (ii) by a vote of a majority of the outstanding voting securities of the Fund, (iii) by the Advisor on 60 days’ written notice to the Sub-advisor, or (iv) by the Sub-advisor on 60 days’ written notice to the Trust. This Agreement will terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7. ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor's right, or the right of any of the Sub-advisor's directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8. REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Advisor that:

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(a) It is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect;

(b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self- regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(d) It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10. CONFIDENTIAL INFORMATION

All non-public information or data held in confidence furnished by either party (“Disclosing Party”) to the other (“Receiving Party”), including its employees and agents in connection with this Agreement shall be treated as “Confidential Information” and, except as otherwise provided in this Agreement, shall not be disclosed to third parties except as required by law or a competent regulator or upon consent of Disclosing Party (as the case may be). “Confidential Information” includes all information acquired by the Receiving Party in connection with this Agreement. Confidential Information includes all information that a reasonable person should consider confidential in the context of its disclosure or due to the nature of the information itself, and may include, without limitation, technical and non-technical information, intellectual property rights, know-how, designs, techniques or proprietary information relating to technology or computer systems, network architecture (and components thereof), information security program details (including policies and practices), SSAE or SIG or similar reports, technology test procedures or results. All such information is Confidential Information (i) whether or not it is marked “confidential” or with other words of a similar nature, and (ii) if it is actually known by the Receiving Party to be confidential or proprietary information or, from all relevant circumstances, should reasonably be understood by the Receiving Party to be confidential or of a proprietary nature. Confidential Information does not include information to the extent that (i) such information is already known to or in the possession of the Receiving Party without obligations of confidentiality at the time furnished to the Receiving Party in connection with this Agreement; (ii) is or becomes publicly known without breach of this Agreement or other obligations of confidentiality by the Receiving Party; (iii) is obtained by the Receiving Party from a third party who, based on the Receiving Party’s reasonable belief, is not under a duty of confidentiality to the Disclosing Party; or (iv) was independently developed by the Receiving Party without use of Confidential Information. Each party will (i) safeguard the Confidential Information of the other party using the same degree of care as it uses to safeguard its own most sensitive information; and (ii) will limit access to the Confidential Information of the other party to those employees and agents with a specific need to know for the purpose of performing or receiving services under this Agreement. Confidential Information must be protected in perpetuity or as long as the Receiving Party has possession of the information or until it is securely deleted or has been returned to Disclosing Party. Each party agrees to implement information security policies and protocols based upon industry standards such as the National Institute of Standards and Technology (NIST), International Organization for Standardization (ISO) and COBIT5. Receiving Party will immediately notify the Disclosing Party and coordinate with Disclosing Party’s information security personnel to investigate and remedy any act or omission by the Receiving Party, including its agents and employees that either compromises or could compromise the confidentiality of Disclosing Party’s Confidential Information. Receiving Party shall be as fully responsible to Disclosing Party for the acts and omissions of its agents as it is for its own acts and omissions. Advisor authorizes Sub-Advisor to (i) refer to Advisor and the Fund(s) in connection with its marketing activities, (ii) provide information regarding the Fund(s) to its affiliates and (iii) use the investment performance and track record of the Fund(s) (including records of each of its transactions and other records pertaining to the Fund(s) as are necessary to support any such uses of the investment performance and track record) to the extent permitted by law.

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SECTION 10. MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(a) hereof.

(b) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware. Any legal suit, action or proceedings related to, arising out of or concerning the Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objections that their Designated Court is an inconvenient forum.

(d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement does not, and is not intended to, create a third-part beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

(g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

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(i) No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j) The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k) Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

HAMILTON LANE ADVISORS, L.L.C.

/s/Lydia Gavalis
Name: Lydia Gavalis
Title: General Counsel

ALLSPRING GLOBAL INVESTMENTS, LLC

/s/Anthony Reading-Brown
Name: Anthony Reading-Brown
Title: VP, Head of Contract Administration
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Appendix A

Series of the Trust:

361 Global Long/Short Equity Fund

361 Domestic Long/Short Equity Fund

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Appendix B

Fees and Expenses:

Fund	Fee
361 Global Long/Short Equity Fund	0.625% of the Fund’s daily net assets on first $1B 0.8125% of the Fund’s daily net assets over $1B
361 Domestic Long/Short Equity Fund	0.55% of the Fund’s daily net assets on first $1B 0.715% of the Fund’s daily net assets over $1B
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